As filed with the Securities and Exchange Commission on March 7, 2008

Registration No. 333-134628

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Post-Effective

Amendment No. 1

to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CASTLEPOINT HOLDINGS, LTD.

(Exact name of registrant as specified in its charter)

Bermuda (State or other jurisdiction of incorporation or organization)	6331 (Primary Standard Industrial Classification Code Number)	N/A (IRS Employer Identification Number)

Victoria Hall

11 Victoria Street

Hamilton HM 11

Bermuda

(441) 294-6409

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

CT Corporation System

111 Eighth Avenue, 13th Floor

New York, New York 10011

(212) 590-9330

(Name and address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Roslyn Tom, Esq.

Baker & McKenzie LLP

1114 Avenue of the Americas

New York, New York 10036

(212) 891-3971

                Approximate date of commencement of proposed sale of securities to the public:  Not applicable.

                If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

                If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

                If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

                If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

                The Registration Fee was previously calculated and paid in connection with the filing of the Registration Statement on May 31, 2006.

                No exhibits are filed with this Post-Effective Amendment No. 1.

                This Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 shall become effective in accordance with Section 8(c) of the Securities Act of 1933, as amended, on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(c), may determine.

DEREGISTRATION OF SECURITIES; TERMINATION OF REGISTRATION STATEMENT

On August 6, 2007, the Securities and Exchange Commission (the “Commission”) declared effective a Registration Statement on Form S-1 (File No. 333-134628) (the “Registration Statement”) of CastlePoint Holdings, Ltd. (the “Registrant”) relating to the resale from time to time of up to 26,646,589 common shares (the “Registered Shares”) of the Registrant by the selling shareholders named in the Registration Statement pursuant to the plan of distribution set forth therein.  The Registrant has supplemented the prospectus (the “Prospectus”) included in the Registration Statement with the information set forth in Supplement No. 1 dated August 14, 2007, Supplement No. 2 dated October 1, 2007, Supplement No. 3 dated November 7, 2007, and Supplement No. 4 dated November 14, 2007, filed with the Commission.

                Registrant determined that it will no longer maintain effectiveness of the Registration Statement in light of the Commission’s recent amendments to Rule 144 under the Securities Act of 1933, as amended, which would enable non-affiliate shareholders of the Registrant’s shares covered by the Registration Statement to freely resell those shares if the applicable conditions of the amended Rule 144 are met. Registrant has received waivers of its contractual obligations to maintain effectiveness of the Registration Statement from all affiliates currently known to the Registrant whose securities were covered by the Registration Statement.  Accordingly, this Post-Effective Amendment No. 1 to the Registration Statement is being filed solely to terminate the effectiveness of the Registration Statement and to deregister, as of the effective date of this Post-Effective Amendment No. 1, all of the Registered Shares that remain unsold under the Registration Statement as of the date hereof.  The Registration Statement is hereby amended, as appropriate, to reflect the deregistration of all such securities.

SIGNATURES

                Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 7th day of March, 2008.

CASTLEPOINT HOLDINGS, LTD.

By:	/s/ MICHAEL H. LEE
Michael H. Lee
Chairman of the Board
and Chief Executive Officer

                Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 has been signed below by the following persons in the capacities and on the dates indicated.

	Signature	Title	Date

	/s/ MICHAEL H. LEE	Chairman of the Board, Chief	March 7, 2008
	Michael H. Lee	Executive Officer and Director (Principal Executive Officer)

	*	Senior Vice President and Chief	March 7, 2008
	Joel S. Weiner	Financial Officer (Principal Financial Officer)

	*	President and Director	March 7, 2008
Gregory T. Doyle

	*	Senior Vice President and Chief	March 7, 2008
	Richard M. Barrow	Accounting Officer (Principal Accounting Officer)

	*	Director	March 7, 2008
William A. Robbie

	*	Director	March 7, 2008
Robert S. Smith

	*	Director	March 7, 2008
Jan R. Van Gorder

	/s/ MICHAEL H.	Authorized Representative in the	March 7, 2008
	LEE Michael H. Lee	United States

*By:	/s/ MICHAEL H. LEE
Michael H. Lee
Attorney-in-fact